                                                                   EXHIBIT 10.2




                                                                    CONFIDENTIAL


CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

                             JOINT VENTURE AGREEMENT

                                      AMONG

                         GRELAN PHARMACEUTICAL CO., LTD.

                                       AND

                        BIONUMERIK PHARMACEUTICALS, INC.






                                 AUGUST 30, 2000

                                TABLE OF CONTENTS

Recitals..........................................................................................................1

1.   Definitions..................................................................................................2
     1.1       BNP7787 Products...................................................................................2
     1.2       Karenitecin Products...............................................................................2
     1.3       Mercedes Products..................................................................................2
     1.4       PDE4 Products......................................................................................2
     1.5       COX-2 Products.....................................................................................3
     1.6       Venture Products BN................................................................................3
     1.7       Venture Products GR................................................................................3
     1.8       Venture Products...................................................................................3
     1.9       BioNumerik Improvements............................................................................3
     1.10      Grelan Improvements................................................................................3
     1.11      Improvements.......................................................................................3
     1.12      BioNumerik Patent Rights...........................................................................4
     1.13      Grelan Patent Rights...............................................................................4
     1.14      Patent Rights......................................................................................4
     1.15      Patents............................................................................................4
     1.16      Know-How...........................................................................................4
     1.17      Affiliate(s).......................................................................................4
     1.18      Confidential Information...........................................................................5
     1.19      Effective Date.....................................................................................5
     1.20      Government Regulatory Approvals....................................................................5
     1.21      IND Submission.....................................................................................5
     1.22      New Drug Application Approval or NDA Approval......................................................5
     1.23      Steering Committee.................................................................................5
     1.24      Stock Purchase Agreement...........................................................................6
     1.25      Sublicensee........................................................................................6
     1.26      Territory..........................................................................................6
     1.27      Trademarks.........................................................................................6

2.   LICENSE GRANTS BY BIONUMERIK.................................................................................6
     2.1       Research and Development Grant.....................................................................6
     2.2       Grant to Market, Sell and Distribute...............................................................6

3.   LICENSE GRANTS AND TRANSFER BY GRELAN........................................................................7
     3.1       Research and Development Grant.....................................................................7
     3.2       Grant to Market, Sell and Distribute...............................................................7
     3.3       Transfer Regarding Rights Under Existing BNP7787 Agreement.........................................7

4.   SUBLICENSES AND OTHER DISTRIBUTION METHODS FOR VENTURE PRODUCTS..............................................8
     4.1       Distribution Methods and Branch Office.............................................................8
     4.2       Identification of Sublicensees.....................................................................8
     4.3       Right to Grant Sublicenses.........................................................................8
     4.4       Division of Sublicensing Fees and Other Payments...................................................9
     4.5       Third Party Offers or Statements of Interest.......................................................9

5.   RIGHTS OF FIRST REFUSAL FOR VENTURE PRODUCTS BN AND DEVELOPMENT RIGHTS.......................................9
     5.1       Right of First Refusal.............................................................................9
     5.2       Development Rights................................................................................10
     5.3       Development Outside Territory.....................................................................10

6.   INFORMATION SHARING AND DEVELOPMENT COSTS...................................................................11
     6.1       Pre-Clinical Studies..............................................................................11
     6.2       Government Approvals and Clinical Trials..........................................................11
     6.3       Copies and Provision of Information...............................................................13
     6.4       Supplies of Product for Pre-Clinical Studies and Clinical Trials..................................14
     6.5       Provision of Know-How.............................................................................14

7.   MANUFACTURING RIGHTS FOR VENTURE PRODUCTS AND
     PURCHASE OF APPROVED PRODUCTS BY THE VENTURE................................................................15
     7.1       Manufacturing Rights for Venture Products BN......................................................15
     7.2       Manufacturing Rights for Venture Products GR......................................................16
     7.3       Distribution and Sale of Venture Products.........................................................17
     7.4       Commercial Supply Arrangements ...................................................................17
     7.5       Product Labeling..................................................................................18

8.   STEERING COMMITTEE .........................................................................................18
     8.1       Formation and Composition.........................................................................18
     8.2       Duties............................................................................................18
     8.3       Meetings..........................................................................................18
     8.4       Recommendation Regarding Management...............................................................18
     8.5       Identification of Consultants.....................................................................19

9.   DEVELOPMENT AND COMMERCIALIZATION PLAN......................................................................19
     9.1       General Diligence Efforts.........................................................................19
     9.2       Target Development and Commercialization Plan.....................................................19

10.  PATENT MATTERS..............................................................................................19
     10.1      BioNumerik Patent Maintenance ....................................................................19
     10.2      GRELAN Patent Maintenance and Assistance .........................................................20
     10.3      No Present Notification of Infringement-BioNumerik ...............................................20
     10.4      No Present Notification of Infringement-Grelan ...................................................21
     10.5      Enforcement of Patents and Proprietary Rights ....................................................21

11. IMPROVEMENTS.................................................................................................22
     11.1      BioNumerik Improvements Included..................................................................22
     11.2      Grelan Improvements Included......................................................................23
     11.3      Joint Improvements................................................................................23
     11.4      Sublicense of Improvements........................................................................23

12.  TRADEMARKS AND TRADEMARK RIGHT..............................................................................24
     12.1      ..................................................................................................24
     12.2      ..................................................................................................24
     12.3      ..................................................................................................24

13.  CONFIDENTIALITY.............................................................................................24
     13.1      Confidential and Proprietary Information..........................................................24
     13.2      Matters Not Included as Confidential Information..................................................25
     13.3      Survival of Confidentiality.......................................................................26

14.  PROVISION FOR VENTURE FUNDING...............................................................................26

15.  ACCOUNTING..................................................................................................26

16.  USE OF NAMES................................................................................................27

17.  INDEMNIFICATION.............................................................................................28
     17.1      BioNumerik Indemnification........................................................................28
     17.2      Grelan Indemnification............................................................................28
     17.3      KI Pharma Indemnification ........................................................................28

18.  DURATION AND TERMINATION OF AGREEMENT.......................................................................29
     18.1     Duration...........................................................................................29
     18.2     Termination........................................................................................29
     18.3     Effect of Expiration or Termination................................................................30

19.  BIONUMERIK REPRESENTATIONS & WARRANTIES.....................................................................32
     19.1      Due Organization and Authority....................................................................32
     19.2      Safety of Product(s)..............................................................................32
     19.3      No Pending Action Against BioNumerik..............................................................32

20.  Grelan Representations and Warranties.......................................................................33
     20.1      Due Organization and Authority....................................................................33
     20.2      Safety of Product(s)..............................................................................33
     20.3      No Pending Action Against Grelan..................................................................33

21.  ASSIGNMENTS.................................................................................................33
     21.1      Assignment Restrictions...........................................................................33
     21.2      Sale of Business..................................................................................34
     21.3      Assignment to Affiliates..........................................................................34

22.  MISCELLANEOUS...............................................................................................34
     22.1      Regulatory Communications.........................................................................34
     22.2      Adverse Events....................................................................................35
     22.3      Liability Insurance...............................................................................35
     22.4      Litigation........................................................................................35
     22.5      Auditors..........................................................................................35
     22.6      Marketing Analysis and Reports....................................................................35
     22.7      Notice / Reports..................................................................................36
     22.8      Severability......................................................................................36
     22.9      Counterparts......................................................................................36
     22.10     Warranty Disclaimer...............................................................................37
     22.11     Force Majeure.....................................................................................37
     22.12     Arbitration.......................................................................................37

     22.13     Export Controls...................................................................................38
     22.14     Construction / Jurisdiction / Official Language...................................................38

23.  ENTIRE AGREEMENT............................................................................................38

24.  CAPTIONS....................................................................................................39

SIGNATURES.......................................................................................................39

ATTACHMENT A-1...................................................................................................40
ATTACHMENT A-2...................................................................................................41
ATTACHMENT A-3...................................................................................................42
ATTACHMENT A-4...................................................................................................43
ATTACHMENT A-5...................................................................................................44
ATTACHMENT B-1...................................................................................................45
ATTACHMENT B-2...................................................................................................46
ATTACHMENT C ....................................................................................................47
ATTACHMENT E.....................................................................................................48
ATTACHMENT E.....................................................................................................49
ATTACHMENT F.....................................................................................................50
ATTACHMENT G.....................................................................................................51

                                    AGREEMENT



         THIS JOINT VENTURE AGREEMENT ("Agreement") is made and entered into effective as of August 30, 2000, by and between BIONUMERIK PHARMACEUTICALS, INC., a Texas corporation, with its office located at 8122 Datapoint Drive, Suite 1250, San Antonio, Texas 78229, U.S.A. (hereinafter referred to as "BIONUMERIK") and GRELAN PHARMACEUTICAL CO., LTD., a Japanese corporation having its place of business at Ogura Bldg. 5F, Nihonbashi Kobunacho 6-6, Chuo-ku, Tokyo 103-0024, Japan (hereinafter referred to as "GRELAN").

                                    RECITALS:

         WHEREAS, GRELAN and BIONUMERIK intend to create a Delaware limited liability company to be called KI Pharmaceuticals, L.L.C. (hereinafter referred to as "KI PHARMA" or the "Venture") for the purpose of developing, marketing, distributing, manufacturing and selling certain specified products in the territory of Japan.

         WHEREAS, as described in the organization documents of KI PHARMA, KI PHARMA will be owned 50% by BIONUMERIK, 49% by GRELAN, and 1% by Dr. Hashime Kanazawa.

         WHEREAS, additional information describing the ownership, management, officers, allocation of profits, and other allocations and distributions regarding KI PHARMA will be contained in an Operating Agreement of KI PHARMA (the "Operating Agreement"), the terms of which will be agreed to by BIONUMERIK and GRELAN.

         WHEREAS, GRELAN and BIONUMERIK are parties to a collaboration agreement dated as of May 28, 1996 and amended as of June 8, 1999 regarding the BNP7787 Products (as defined below) and related technology (the "Existing Agreement") and the parties wish that GRELAN transfer certain rights it has thereunder to KI PHARMA, without prejudice to any and all rights GRELAN or BIONUMERIK may retain, and thereafter the Existing Agreement is immediately terminated, as described in detail in Section 3.3 below.

         WHEREAS, following creation of KI PHARMA and signing of the Operating Agreement, KI PHARMA will agree to be bound by the terms of this Agreement.

         WHEREAS, the parties wish to enter into this Agreement to evidence the license and transfer of certain rights to KI PHARMA and to specify certain commitments, rights and obligations of the parties in connection with the Venture.

         WHEREAS, the licenses and other rights granted by GRELAN and BIONUMERIK herein are granted subject to the obligations to make payments and take other actions provided by the parties herein.

         NOW, THEREFORE, in consideration of the terms, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINITIONS. When used in this Agreement, each of the following defined terms shall have the meanings set forth in this Section. There are other terms defined in this Agreement parenthetically, and such terms shall have the meanings apparent from the context in which such terms are parenthetically defined.

               1.1 "BNP7787 Products" means the compounds, pharmaceutical formulations, and technology described in Attachment A-1 hereto.

               1.2 "Karenitecin Products" means the compounds, pharmaceutical formulations, and technology described in Attachment A-2 hereto.

               1.3 "[**]" means the pharmaceutical formulations and related technology described in Attachment A-3 hereto.

               1.4 "PDE4 Products" means the compounds, pharmaceutical formulations, and technology described in Attachment A-4 hereto.



[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               1.5 "COX-2 Products" means the compounds, pharmaceutical formulations, and technology described in Attachment A-5 hereto.

               1.6 "Venture Products BN" means the [**].

               1.7 "Venture Products GR" means the [**].

               1.8 "Venture Products" means the Venture Products BN and the Venture Products GR.

               1.9 "BioNumerik Improvements" means any and all inventions, developments, discoveries and improvements directly relating to Venture Products, including, without limitation, formulae, specifications, designs, chemical and physical data, clinical data, and information concerning synthesis, processes, formulations, applications, toxicity, operations, regulatory affairs and marketing, that are developed by or for BIONUMERIK subsequent to the date of this Agreement and during the term of this Agreement, subject in all cases to any restrictions that may exist on the ability of BIONUMERIK to license such inventions, developments, discoveries or improvements to KI PHARMA and/or GRELAN, as applicable, in or outside the Territory.

                  1.10 "Grelan Improvements" means any and all inventions, developments, discoveries, and improvements directly relating to Venture Products, including, without limitation, formulae, specifications, designs, chemical and physical data, clinical data, and information concerning synthesis, processes, formulations, applications, toxicity, operations, regulatory affairs and marketing, that are developed by or for GRELAN subsequent to the date of this Agreement and during the term of this Agreement, subject in all cases to any restrictions that may exist on the ability of GRELAN to license such inventions, developments, discoveries or improvements to KI PHARMA and/or BIONUMERIK, as applicable, in or outside the Territory.

               1.11 "Improvements" means the BioNumerik Improvements and the Grelan Improvements.


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               1.12 "BioNumerik Patent Rights" means those exclusive rights granted in Japan to BIONUMERIK, that follow from any of the patent applications referred to in Attachment B-1 hereto or from any reissue, reexamination, continuation, divisional, continuation-in-part, utility model, or any other patent application in Japan of BIONUMERIK whose claimed subject matter covers any of the Venture Products BN, processes to make any of the Venture Products BN, or their use. BIONUMERIK's current patent applications in Japan relating to the Venture Products BN and their uses are identified in Attachment B-1 hereto.

               1.13 "Grelan Patent Rights" means those exclusive rights granted in Japan to GRELAN, that follow from any of the patent applications referred to in Attachment B-2 hereto or from any reissue, reexamination, continuation, divisional, continuation-in-part, utility model, or any other patent application in Japan of GRELAN whose claimed subject matter covers any of the Venture Products GR, processes to make any of the Venture Products GR, or their use. GRELAN's current patent applications in Japan relating to the Venture Products GR and their uses are identified in Attachment B-2 hereto.

               1.14 "Patent Rights" means the BioNumerik Patent Rights and the Grelan Patent Rights.

               1.15 "Patents" means those patents embodying the Patent Rights in the Territory.

               1.16 "Know-How" means all data and information owned by BIONUMERIK and/or GRELAN, as the case may be, and directly relating to the Venture Products, including, without limitation, formulae, specifications, designs, chemical and physical data, clinical data, information concerning synthesis, processes, formulations, applications, administration to patients, clinical protocols, toxicity, operations, regulatory affairs and marketing, that have been developed by or for BIONUMERIK and/or GRELAN, as the case may be, on or before the date of this Agreement and which is useful in the development, manufacture or sale of the Venture Product(s) in the Territory, subject in all cases to any restrictions that may exist on the ability of BIONUMERIK and GRELAN, as applicable, to license such Know-How to KI PHARMA, BIONUMERIK and/or GRELAN, as applicable, in or outside the Territory.

               1.17 "Affiliates" means, with respect to each party, any organization, company, firm, or other entity which controls, is controlled by, or is under common control with said party. A company shall be deemed to have control of another if it owns directly or indirectly a majority of the voting shares of or is entitled directly or indirectly to appoint a majority of the directors of the other company. ]

               1.18 "Confidential Information" means all information which is of a confidential and proprietary nature, including without limitation, trade secrets, inventions and unpatented Know-How and Improvements and related technology, and any and all material information which any of the parties hereto may acquire concerning the financial, business and marketing goals and plans of the other parties, including the terms of this Agreement.

               1.19 "Effective Date" means the first date after which all of the following have occurred: (a) KI PHARMA has been formed, (b) the Operating Agreement has been signed by GRELAN, BIONUMERIK and Dr. Hashime Kanazawa, (c) the Stock Purchase Agreement (hereinafter defined) has been signed by GRELAN and BIONUMERIK and GRELAN has purchased BIONUMERIK preferred stock in accordance with the terms of the Stock Purchase Agreement, and (d) KI PHARMA has agreed to be bound as an additional party to this Agreement.

               1.20 "Government Regulatory Approvals" means all government approvals, health registrations and/or permits, including NDA Approvals, required for import into or manufacture in the Territory and sale and distribution in the Territory of Venture Products.

               1.21 "IND Submission" with respect to a Venture Product means submission of an Investigational New Drug regulatory application ("Chiken Todoke" corresponding to an IND application in the U.S.) to authorities for approval to initiate any new phase of human trials of the product in a jurisdiction in the Territory.

               1.22 "New Drug Application Approval" or "NDA Approval" means approval from the Japanese Ministry of Health and Welfare or other applicable regulatory body, as the case may be, of a New Drug Application which authorizes or allows the import to or manufacture in the Territory of and sale in the Territory of a Venture Product.

               1.23 "Steering Committee" means the Steering Committee of KI PHARMA, as such committee is further described in Section 8 hereof.

               1.24 "Stock Purchase Agreement" means that certain Stock Purchase Agreement to be entered into by GRELAN and BIONUMERIK providing for the purchase by GRELAN of U.S. $4 million of BioNumerik Series G Preferred Stock.

               1.25 "Sublicensee" means an entity to whom KI PHARMA has granted pursuant to Section 4.3 or 5.1 a sublicense to develop, market, sell, distribute or otherwise commercially dispose of Venture Products within the Territory, based on KI PHARMA's exclusive license set forth in Sections 2.2 and 3.2 and its rights transferred by GRELAN under Section 3.3.

               1.26 "Territory" means Japan and any of its possessions or territories.

               1.27 "Trademarks" means (i) the brand name(s) selected by KI PHARMA, with the approval of BIONUMERIK and GRELAN, for Venture Products in the Territory, and (ii) all Katakana or Hiragana transliterations of the names referenced above, and all equivalents thereof, for use with Venture Products.

         2. LICENSE GRANTS BY BIONUMERIK.

               2.1 Research and Development Grant. Effective as of the Effective Date, BIONUMERIK hereby grants to KI PHARMA and GRELAN an exclusive license under the BioNumerik Patent Rights, Know-How and BioNumerik Improvements to conduct and have conducted research and development of the Venture Products BN in the Territory for the purpose of obtaining Government Regulatory Approvals in the Territory.

               2.2 Grant to Market, Sell and Distribute. Effective as of the Effective Date, BIONUMERIK hereby grants to KI PHARMA an exclusive license under the BioNumerik Patent Rights, Know-How, BioNumerik Improvements and Trademarks to import Venture Products BN into the Territory and/or market, sell, distribute or otherwise commercially dispose of Venture Products BN in the Territory during the term of this Agreement. Except as otherwise provided in this Agreement, (a) BIONUMERIK shall not, without prior written consent from GRELAN, directly or indirectly, except through KI PHARMA, import Venture Products BN into the Territory nor distribute or sell Venture Products BN in the Territory, and (b) KI PHARMA and GRELAN without prior written consent from BIONUMERIK shall not directly or indirectly manufacture Venture Products BN in the Territory or develop, manufacture, promote, distribute or sell Venture Products BN outside the Territory or export Venture Products BN from the Territory.

         3. LICENSE GRANTS AND TRANSFER BY GRELAN.

               3.1 Research and Development Grant. Effective as of the Effective Date, GRELAN hereby grants to KI PHARMA an exclusive license under the Grelan Patent Rights, Know-How and Grelan Improvements to conduct and have conducted research and development of the Venture Products GR in the Territory for the purpose of obtaining Government Regulatory Approvals in the Territory.

               3.2 Grant to Market, Sell and Distribute. Effective as of the Effective Date, GRELAN hereby grants to KI PHARMA an exclusive license under the Grelan Patent Rights, Know-How, Grelan Improvements and Trademarks to market, sell, distribute or otherwise commercially dispose of Venture Products GR in the Territory during the term of this Agreement. Except as otherwise provided in this Agreement, (a) GRELAN shall not directly or indirectly, except through KI PHARMA, distribute or sell Venture Products GR in the Territory, and (b) KI PHARMA and BIONUMERIK shall not directly or indirectly develop or manufacture Venture Products GR in the Territory, import Venture Products GR into the Territory or develop, manufacture, promote, distribute or sell Venture Products GR outside the Territory or export Venture Products GR from the Territory.

               3.3 Transfer Regarding Rights Under Existing BNP7787 Agreement. Effective as of the Effective Date, GRELAN hereby transfers to KI PHARMA all rights with respect to the import, marketing, sale, distribution or disposal of the BNP7787 Products under the Existing Agreement. Following the Effective Date, all other rights and obligations under such Existing Agreement shall terminate, provided that (i) BIONUMERIK shall have no obligation to repay any amounts previously paid by GRELAN under such Existing Agreement, (ii) BIONUMERIK shall continue after the Effective Date to have the right to use all data and results obtained from the pre-clinical and non-clinical studies and clinical trials obtained by GRELAN under the Existing Agreement up to the execution of this Agreement, and (iii) the confidentiality obligations of GRELAN and BIONUMERIK contained in the Existing Agreement shall remain and continue in full force and effect in accordance with their terms. In addition, GRELAN shall have the right to negotiate in the future with KI PHARMA to obtain an exclusive sublicense to market, sell, promote and distribute (a) the BNP7787 Products in the Territory, and (b) the PDE4 Products and the COX-2 Products in the Territory and GRELAN shall retain the exclusive right to develop (i) the BNP7787

Products in the Territory and (ii) the PDE4 Products and the COX-2 Products in the Territory, subject in all cases to GRELAN's performance of product development in the Territory and the approval rights contained in Section 4.3 hereof (including BIONUMERIK's right to approve the terms of any sublicense by KI PHARMA to GRELAN of the right to market, sell, promote, distribute or otherwise commercially dispose of the BNP7787 Products in the Territory).

         4. SUBLICENSES AND OTHER DISTRIBUTION METHODS FOR VENTURE PRODUCTS.

               4.1 Distribution Methods and Branch Office. The method in which KI PHARMA will market, sell, distribute or otherwise commercially dispose of Venture Products in the Territory is described in Section 7.3 hereof. If KI PHARMA establishes or otherwise owns an Affiliate in the Territory, such Affiliate may become a Sublicensee, subject to the prior written consent of the parties hereto. A Japanese branch office or other office of KI PHARMA will be established as quickly as possible after the Effective Date, in the premises of GRELAN in Nihonbashi, Chuo-ku, Tokyo, Japan.

               4.2 Identification of Sublicensees. [**] (or another designated qualified senior management employee of GRELAN), at the request of the Steering Committee, will have the responsibility to identify and present to KI PHARMA potential third parties to sublicense certain Venture Products for the Territory.

               4.3 Right to Grant Sublicenses. KI PHARMA shall have the right to grant sublicenses to market, sell, distribute or otherwise commercially dispose of Venture Products within the Territory subject to the following conditions:
(i) the parties hereto shall discuss in good faith with respect to the timing of a formal request and authorization to pursue any potential sublicense by KI PHARMA with respect to Venture Products but BIONUMERIK shall have the right to decide such timing with respect to Venture Products BN, and GRELAN shall have the right to decide such timing with respect to Venture Products GR; (ii) in addition, (a) BIONUMERIK will have the final right and authority to accept or refuse any potential Sublicensee for Venture Products BN in the Territory, and
(b) GRELAN will have the final right and authority to accept or refuse any potential Sublicensee for Venture Products GR in the Territory; provided that if GRELAN is the potential Sublicensee for a particular Venture Product GR, then the

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Steering Committee shall have the final right and authority to accept or refuse such sublicense, and provided further that BIONUMERIK and GRELAN shall not refuse such Sublicensees unreasonably.

               4.4 Division of Sublicensing Fees and Other Payments. In consideration for the valuable nature of the Patent Rights, Know-How and Improvements and the access to potential new partners they will give to KI PHARMA, (i) in the event a sublicense fee or other up-front or milestone payment amount due on or before the relevant NDA Approval (collectively, the "Up-front Payment") is paid by any Sublicensee or other third party for distribution, marketing and/or sales rights to a Venture Product BN in the Territory, then [**], and (ii) in the event the Up-front Payment is paid by any Sublicensee or other third party for distribution, marketing and/or sales rights to a Venture Product GR in the Territory, then [**]. All royalty payments due after the relevant NDA Approval (the "Royalties") and any additional amounts received from any Sublicensee or other third party in connection with a Venture Product being sold by or for the benefit of KI PHARMA [**].

               4.5 Third Party Offers or Statements of Interest. If a third party makes a statement of interest or offer to sublicense a Venture Product in the Territory to any of the parties hereto, then the notified party shall notify the other parties hereto with respect to the indication of interest or offer and shall provide the other parties hereto with copies of any correspondence and a summary of any meeting regarding such matter.

         5. RIGHTS OF FIRST REFUSAL FOR VENTURE PRODUCTS BN AND DEVELOPMENT RIGHTS.

               5.1 Right of First Refusal. Subject to the conditions contained in Section 4.3, effective as of the Effective Date GRELAN is hereby granted by KI PHARMA a right of first refusal to negotiate to obtain a license for itself for any Venture Products BN that KI PHARMA proposes to license to third parties. The first refusal right granted herein with respect to each particular product will expire forty- five (45) days after GRELAN's receipt of a written notice from KI PHARMA identifying such Venture Product BN proposed to be licensed to a third party. If no proposal to obtain a license for such product is made to KI PHARMA by GRELAN within such time period, GRELAN's right of first refusal shall


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

terminate with respect to such product. In the event GRELAN does make a proposal for the product within such time period, then KI PHARMA, GRELAN, and BIONUMERIK will negotiate in good faith during the remainder of such 45 day notice period and for an additional 90 day period (the "Negotiation Period") in an effort to enter into a license agreement for such product on mutually agreeable terms. If a license has not been executed by the end of the Negotiation Period, then (i) the negotiations shall be deemed deadlocked and KI PHARMA shall, upon the request of BIONUMERIK, use best efforts to seek another potential licensee with respect to such product, and (ii) KI PHARMA shall be free to enter into such third party license, provided the terms of such license are no more favorable to such third party licensee than the terms last proposed to GRELAN.

               5.2 Development Rights. Effective as of the Effective Date, KI PHARMA shall have the right, with the right to sublicense, to develop all Venture Products in the Territory in accordance with the terms of this Agreement and with the assistance of GRELAN as provided herein. Unless otherwise agreed by the parties, BIONUMERIK will have the right to develop all Venture Products BN outside of the Territory and GRELAN will have the right to develop all Venture Products GR outside of the Territory. BIONUMERIK shall be solely responsible for its licensing or development activities concerning Venture Products BN outside the Territory.

               5.3 Development Outside Territory. Upon future mutual written agreement by BIONUMERIK and GRELAN and if such rights are then available, KI PHARMA may market, sell and distribute certain specified Venture Products in other parts of Asia in addition to Japan. Notwithstanding the foregoing, GRELAN shall remain free to license the rights to Venture Products GR outside of the Territory in its sole discretion without the consent or approval of KI PHARMA or BIONUMERIK; and BIONUMERIK shall remain free to license the rights to Venture Products BN outside the Territory in its sole discretion without the consent or approval of KI PHARMA or GRELAN. In addition to the foregoing, nothing in this Agreement shall impact or restrict (a) the ability of GRELAN to develop, market, sell, distribute, license, or otherwise commercially dispose of Venture Products GR outside of the Territory in its sole discretion without the consent or approval of KI PHARMA or BIONUMERIK, or (b) the ability of BIONUMERIK to develop, market, sell, distribute, license, or otherwise commercially dispose of Venture Products BN outside of the Territory in its sole discretion without the consent or approval of KI PHARMA or GRELAN.

         6. INFORMATION SHARING AND DEVELOPMENT COSTS.

               6.1 Pre-Clinical Studies. GRELAN agrees at its sole expense to sponsor and conduct (or have sponsored and conducted) all necessary additional pre-clinical and non-clinical studies and tests required by the Japanese Ministry of Health and Welfare (the "MHW") or other local regulatory agency in the Territory in connection with commencing and conducting human clinical trials with respect to the Venture Products in the Territory and with respect to the manufacture (or importation into the Territory), sale and distribution of Venture Products in the Territory. BIONUMERIK will provide free of charge to KI PHARMA and GRELAN all pre-clinical data, clinical research protocols, and clinical trials data and information previously or hereafter developed by BIONUMERIK that were used and/or are necessary to support United States Food and Drug Administration ("FDA") regulatory submissions to support regulatory applications for the Venture Products BN in the Territory. GRELAN will provide free of charge to KI PHARMA and BIONUMERIK all pre-clinical data, clinical research protocols, and clinical trials data and information previously or hereafter developed by GRELAN that are necessary to support regulatory submissions to support regulatory applications for the Venture Products GR in the Territory.

         6.2 Government Approvals and Clinical Trials.

               6.2.1. GRELAN agrees to (a) conduct or cause to be conducted all clinical trials and other studies of any nature of the Venture Products necessary or desirable for efficiently obtaining Government Regulatory Approvals in the Territory and (b) prepare and submit all documents necessary or desirable for obtaining Government Regulatory Approvals in the Territory. GRELAN shall be solely responsible for paying the costs of such clinical development and regulatory approvals described in the previous sentence and GRELAN shall reimburse KI PHARMA for all costs of any such clinical development and regulatory approvals paid by KI PHARMA. If permitted by laws in the Territory, the Government Regulatory Approvals for Venture Products shall be obtained in the name of KI PHARMA, and GRELAN shall provide such additional assistance as may be necessary to assure that such Approvals are obtained in the name of KI PHARMA. Such assistance shall include, without limitation, acting as an agent of KI PHARMA where necessary to facilitate the regulatory process. If the Government Regulatory Approvals are not permitted to be obtained by KI PHARMA in the name of KI PHARMA, then, with the consent of GRELAN and BIONUMERIK (which consent will not be unreasonably withheld) such approvals will be obtained in the name of GRELAN. To the extent permitted by laws in the Territory,

BIONUMERIK agrees to assist and support the process of obtaining the Government Regulatory Approvals by providing input and assistance from Dr. Frederick H. Hausheer regarding the design and conduct of preclinical experiments, clinical protocols and trials, preparation of regulatory submissions and review, analysis and presentation of laboratory and other non-clinical data. BIONUMERIK shall have the right to review all draft and final clinical protocols prior to initiation of any clinical trial in the Territory for Venture Products BN.

               6.2.2. GRELAN shall provide BIONUMERIK and KI PHARMA with copies of all data and developments which arise from research and development carried out on the Venture Products pursuant to Sections 6.1 and 6.2.1. KI PHARMA shall have ownership (including reservation of the right to use in the Territory in accordance with this Agreement) of all data and results obtained by GRELAN or KI PHARMA from the pre-clinical and non-clinical studies and clinical trials pursuant to Sections 6.1 and 6.2.1 (the "Data and Results"). Unless otherwise agreed by the parties hereto, without any further payment, BIONUMERIK is granted the non-exclusive right, with the right to sublicense, to use the Data and Results related to Venture Products BN outside the Territory for the purpose of supporting pre-clinical studies, clinical trials and product regulatory approval and development in areas outside the Territory. Unless otherwise agreed by the parties hereto, without any further payment, GRELAN is granted the non-exclusive right, with the right to sublicense, to use the Data and Results related to Venture Products GR outside the Territory for the purpose of supporting pre-clinical studies, clinical trials and product regulatory approval and development in areas outside the Territory. In addition, without any further payment, KI PHARMA and GRELAN may use the Data and Results to support the development, sale and distribution of Venture Products in the Territory (and in other parts of Asia subject to Section 5.3) in accordance with this Agreement during the term of this Agreement.

               6.2.3. BIONUMERIK shall comply with applicable Japanese Pharmaceutical Law and any other applicable governmental requirements in the Territory regarding manufacture in and import into the Territory and development and marketing in the Territory of the Venture Products, with relation to actions by BIONUMERIK.

         6.3 Copies and Provision of Information.

               6.3.1. KI PHARMA and GRELAN will keep BIONUMERIK regularly and fully informed of the preclinical and clinical process regarding the Venture Products. KI PHARMA and GRELAN also shall keep BIONUMERIK regularly and fully informed of the status of the Government Regulatory Approvals process on a current basis and furnish BIONUMERIK, upon BIONUMERIK's reasonable request, with English version copies of all important documents, data and other information supplied to or received from the Japanese Government or other approval authority in connection with the applications for the Government Regulatory Approvals. Upon receipt of each Government Regulatory Approval, KI PHARMA and GRELAN shall promptly furnish BIONUMERIK English version copies or other satisfactory evidence thereof.

               6.3.2. BIONUMERIK shall provide KI PHARMA and GRELAN with copies of all information generated or controlled by it in the course of satisfying regulatory requirements in the United States and/or Europe related to any Venture Products BN that may be useful or necessary in obtaining Government Regulatory Approvals in the Territory, such as IND applications, annual reports, protocol amendments, IND amendments, and related documents ("IND and Related Information"). If BIONUMERIK grants a license for commercial distribution of any Venture Products BN in areas outside the Territory, BIONUMERIK agrees to use its best efforts to provide in any agreement hereinafter signed with respect to such license that the licensee under such license shall provide KI PHARMA and GRELAN with all data and information generated by such licensee with respect to such products for supporting the development of such products in the Territory. GRELAN shall provide KI PHARMA and BIONUMERIK with copies of all information generated or controlled by it in the course of satisfying regulatory requirements in the United States and/or Europe related to Venture Products GR that may be useful or necessary in obtaining Governmental Regulatory Approvals in the Territory, such as IND and Related Information. If GRELAN grants a license for commercial distribution of any Venture Products GR in areas outside the Territory, GRELAN agrees to use its best efforts to provide in any agreement hereinafter signed with respect to such license that the licensee under such license shall provide KI PHARMA and BIONUMERIK with all data and information generated by such licensee with respect to such products for supporting the development of such products in the Territory. In the event a prospective licensee for the commercial distribution of Venture Products in areas outside the Territory will not agree to the sharing of all data and information as provided above, each of BIONUMERIK and GRELAN will consult with KI PHARMA prior to signing any license agreement with such party and each of BIONUMERIK and

GRELAN will use its best efforts to facilitate and provide an opportunity for discussion among GRELAN, BIONUMERIK and such prospective licensee with respect to a mutually satisfactory arrangement for the sharing of data and information. For purposes of this provision, "best efforts" shall mean those reasonable commercial efforts that would be used by reasonable business persons in a similar situation.

               6.3.3 GRELAN and KI PHARMA will provide BIONUMERIK with marketing, pricing, patent, product and distribution information regarding the Venture Products and any potentially competitive products in the Territory, except to the extent restricted by law, other licenses or similar agreements to which GRELAN is a party. BIONUMERIK and KI PHARMA will provide GRELAN with marketing, pricing, patent, product and distribution information regarding the Venture Products and any potentially competitive products outside the Territory, except to the extent restricted by law, other licenses or similar agreements to which BIONUMERIK is a party.

               6.4 Supplies of Product for Pre-Clinical Studies and Clinical Trials. If requested by KI PHARMA and/or GRELAN, all supplies of Venture Products BN required by GRELAN and/or KI PHARMA in order to conduct the studies described in Sections 6.1 and 6.2 shall be furnished by BIONUMERIK to GRELAN and/or KI PHARMA at a price equal to [**]. In accordance with Sections 6.1 and 6.2, GRELAN shall be responsible for paying all such costs described in this
Section 6.4.

               6.5 Provision of Know-How. As soon as practicable after the Effective Date, and on a regular basis thereafter during the term of this Agreement, each of BIONUMERIK and GRELAN will, subject to the confidentiality and other limitations contained herein, provide its Know-How and will thereafter provide its Improvements to KI PHARMA (and GRELAN as well in the case where BIONUMERIK will provide such Know-How and Improvements) for the purpose of enabling GRELAN and KI PHARMA to conduct the studies described in Sections 6.1 and 6.2, and otherwise to support Government Regulatory Approvals and the marketing of Venture Products in the Territory in accordance with the terms of this Agreement.




[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

7. MANUFACTURING RIGHTS FOR VENTURE PRODUCTS AND PURCHASE OF APPROVED PRODUCTS BY THE VENTURE.

         7.1 Manufacturing Rights for Venture Products BN.

               7.1.1 BIONUMERIK will retain all manufacturing rights for Venture Products BN. Any other terms and conditions regarding the sale or provision of Venture Products BN by BIONUMERIK to KI PHARMA or a designated third party will be separately agreed by the parties hereto after taking into account the scenarios and illustrations contained on Attachment C hereto and the other factors and considerations described in this Section. BIONUMERIK has the right to manufacture Venture Products BN directly or to establish a contract with a third party manufacturer to supply KI PHARMA or the designated third party licensee for product distribution in the Territory. GRELAN shall help BIONUMERIK to identify and recommend key qualified GMP manufacturers) in the Territory who would be appropriate as such manufacturer. Upon receiving the appropriate Government Regulatory Approvals for any Venture Products BN, KI PHARMA (or if agreed to by the parties hereto, a KI PHARMA subsidiary or affiliate or a designated third party) will directly purchase Venture Products BN from BIONUMERIK at a specified sales price (the "BioNumerik Sales Price") in accordance with the Supply Arrangements referred to in Section 7.4. The BioNumerik Sales Price will be decided by the parties hereto in good faith taking into account the following factors and considerations:

               (a) [**];

               (b) [**];

               (c) [**];

               (d) [**]; and

               (e) [**].




[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         7.1.2 [**]:

               (a) [**]

               (b) [**].

         7.2 Manufacturing Rights for Venture Products GR.

               7.2.1 GRELAN will retain all manufacturing rights for Venture Products GR. Any other terms and conditions regarding the sale or provision of Venture Products GR by GRELAN to KI PHARMA will be separately agreed by the parties hereto after taking into account the scenarios and illustrations contained on Attachment C hereto and the other factors and considerations described in this Section. GRELAN has the right to manufacture Venture Products GR directly or to establish a contract with a third party manufacturer to supply KI PHARMA or the designated third party licensee for product distribution in the Territory. Upon receiving the appropriate Government Regulatory Approvals for any Venture Products GR, KI PHARMA (or if agreed to by the parties hereto, a KI PHARMA subsidiary or affiliate or a designated third party) will directly purchase Venture Products GR from GRELAN at a specified sales price (the "Grelan Sales Price") in accordance with the Supply Arrangements referred to in Section
7.4. The Grelan Sales Price will be decided by the parties hereto in good faith taking into account the following factors and considerations:

               (a) [**];

               (b) [**];

               (c) [**];

               (d) [**]

               (e) [**].


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               7.2.2 [**]

               (a) [**]

               (b) [**]

         7.3 Distribution and Sale of Venture Products.

         Based on the foregoing considerations, Venture Products will be distributed and sold through one or more of the following methods:

               (a) [**]

               (b) [**]

               (c) [**]

[**]

               7.4 Commercial Supply Arrangements. Within [**] months prior to the estimated time of the first commercial sale of a particular Venture Product in the Territory, GRELAN (if such product is a Venture Product GR) or BIONUMERIK (if such product is a Venture Product BN) shall enter into a commercial supply agreement or make other appropriate arrangements (the "Supply Arrangements ") with KI PHARMA to be negotiated in good faith by KI PHARMA, BIONUMERIK and GRELAN and to reflect such terms and conditions as shall be reasonably necessary to provide adequate supply of such Venture Product for sale and distribution in the Territory.




[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               7.5 Product Labeling. Unless otherwise agreed to by GRELAN, all labeling for Venture Products GR shall recognize that such products are distributed under license from GRELAN. Unless otherwise agreed to by BIONUMERIK, all labeling for Venture Products BN shall recognize that such products are distributed under license from BIONUMERIK. One or more of KI PHARMA, GRELAN and BIONUMERIK may be named on labeling for specified Venture Products as may be agreed from time to time by all the parties hereto.

         8. STEERING COMMITTEE.


               8.1 Formation and Composition. Promptly following the Effective Date, a Steering Committee of KI PHARMA will be established with responsibility for the overall management of the development, manufacture, licensing activities, distribution and marketing of the Venture Products in the Territory in accordance with the terms of this Agreement. The Steering Committee shall be comprised of two members, one appointed by GRELAN and one appointed by BIONUMERIK, both of whom shall be cochairmen of the Steering Committee and "Managers" of KI PHARMA (as defined in the Operating Agreement). Each Steering Committee member should be a senior qualified full-time employee who serves as a manager for his respective company and who has extensive knowledge of pharmaceutical operations. [**] will be the founding Steering Committee members who will co-chair the Steering Committee.

               8.2 Duties. The Steering Committee shall have such duties and responsibilities as are provided in the Operating Agreement. No Steering Committee member shall be removed and no new Steering Committee member shall be appointed unless such removal or appointment is consented to by both GRELAN and BIONUMERIK.

               8.3 Meetings. The Steering Committee will meet at least quarterly (in Japan, U.S. or by telephone, video conference or internet - by mutual consent) to review the progress of the development of Venture Products in the Territory.

               8.4 Recommendation Regarding Management. The Steering Committee will recommend management and key personnel to KI PHARMA for development, manufacturing, regulatory, marketing, distribution and sale of Venture Products in the Territory, at their request.


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               8.5 Identification of Consultants. If needed, the Steering Committee shall identify third party consultants and contractors to assist in the development of the Venture Products in the Territory.


         9. DEVELOPMENT AND COMMERCIALIZATION PLAN.

               9.1 General Diligence Efforts. The parties hereto agree to use their best efforts to commercialize or cause to be commercialized the Venture Products in the Territory as soon as reasonably practicable.

               9.2 Target Development and Commercialization Plan. In addition to the above general diligence requirements, KI PHARMA shall meet the target development and commercialization plan for Venture Products. The target development and commercialization plan for the BNP7787 Products is set forth in Attachment D hereto, and those for the other Venture Products shall be decided by the parties hereto as soon as reasonably practical. These target development and commercialization plans will be updated on a semi-annual basis by the Steering Committee. If any of the specified targets are not met with respect to a particular Venture Product, and such targets continue to remain unmet for a period of [**] or greater following notice to the parties by any party hereunder, then the parties hereto shall discuss and decide in good faith how to solve the problem. [**]. An extension of the time to meet the development performance requirements in the previous sentence may be granted upon mutual agreement between GRELAN and BIONUMERIK.

         10. PATENT MATTERS.

               10.1 BioNumerik Patent Maintenance. BIONUMERIK will be responsible for prosecuting and maintaining Patents for Venture Products BN at its own expense and BIONUMERIK will own all Patent Rights for Venture Products BN. BIONUMERIK shall advise GRELAN as to the progress of its patent applications and registrations in Japan relating to Venture Products BN from time to time. In addition, BIONUMERIK will advise GRELAN as to patent strategy and prosecution outside the Territory with respect to Venture Products BN.



[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               10.2. GRELAN Patent Maintenance and Assistance. GRELAN will be responsible for prosecuting and maintaining Patents for Venture Products GR at its own expense and GRELAN will own all Patent Rights for Venture Products GR. GRELAN shall advise BIONUMERIK as to the progress of its patent applications and registrations in Japan relating to the Venture Products GR from time to time. In addition, GRELAN will advise BIONUMERIK as to patent strategy and prosecution in the Territory with respect to Venture Products BN.

               10.3. No Present Notification of Infringement-BioNumerik. Except as described in Attachment E hereto, BIONUMERIK represents and warrants to KI PHARMA and GRELAN that BIONUMERIK has not received any notification of, and has no knowledge that the use by KI PHARMA and GRELAN of the Know-How or the manufacture, use or sale of the Venture Products BN infringes any third party patent rights in the Territory. If during the term of this Agreement an infringement action should be brought in the Territory by a third party against KI PHARMA or GRELAN or their Affiliates or sublicensees claiming that the use of the Know-How or the Improvement relating to the Venture Products BN or the manufacture, use or sale of the Venture Products BN licensed hereunder infringes any patent rights of the third party in the Territory, KI PHARMA and/or GRELAN will promptly inform BIONUMERIK of such fact in writing and BIONUMERIK agrees to consult with KI PHARMA and GRELAN in order to decide together the course of action which should be taken in such case. Each of the parties hereto agrees to cooperate fully in any defense against such infringement action. All legal expenses and costs (including attorneys' fee) in such defense shall be borne [**].









[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               10.4. No Present Notification of Infringement- Grelan. Except as described in Attachment E hereto, GRELAN represents and warrants to KI PHARMA and BIONUMERIK that GRELAN has not received any notification of, and has no knowledge that the use by KI PHARMA and GRELAN of the Know-How or the manufacture, use or sale of the Venture Products GR infringes any third party patent rights in the Territory. If during the term of this Agreement an infringement action should be brought in the Territory by a third party against KI PHARMA or GRELAN or their Affiliates or sublicensees claiming that the use of the Know-How or the Improvement relating to the Venture Products GR or the manufacture, use or sale of the Venture Products GR licensed hereunder infringes any patent rights of the third party in the Territory, KI PHARMA and/or GRELAN will promptly inform BIONUMERIK of such fact in writing and GRELAN agrees to consult with KI PHARMA and BIONUMERIK in order to decide together the course of action which should be taken in such case. Each of the parties hereto agrees to cooperate fully in any defense against such infringement action. All legal expenses and costs (including attorneys' fee) in such defense shall be borne [**].

         10.5. Enforcement of Patents and Proprietary Rights.

               (a) If allowable by law, KI PHARMA, as exclusive licensee for the Venture Products in the Territory, shall have power to institute and prosecute proceedings or suits ("Suits") for infringement of the Patent Rights and/or Patents and proprietary rights regarding Venture Products in the Territory. BIONUMERIK may join and, if required by law, BIONUMERIK will join as party plaintiff in such Suits regarding Venture Products BN. In addition, KI PHARMA shall not institute or settle any Suit regarding Venture Products BN without the consent of BIONUMERIK (which consent will not be unreasonably withheld) and BIONUMERIK may assume control of any Suit regarding Venture Products BN at its own expense by giving notice to KI PHARMA and agreeing to be responsible for all further costs of such Suit. GRELAN may join and, if required by law, GRELAN will join as party plaintiff in such Suits regarding Venture Products GR. In addition, KI PHARMA shall not institute or settle any Suit regarding Venture Products GR without the consent of GRELAN (which consent will not be unreasonably withheld) and GRELAN may assume control of any Suit regarding Venture Products GR at its own expense by giving notice to KI PHARMA and agreeing to be responsible for all further costs of such Suit.



[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

               (b) Except as otherwise expressly provided herein, all legal expenses and costs (including attorneys' fee) in such Suits and all other third-party patent litigation regarding the Venture Products in the Territory (the "Legal Expenses") will be borne 50% by GRELAN and 50% by BIONUMERIK.

               (c) All recoveries in any Suit (including attorneys' fee) and all other third-party patent litigation regarding the Venture Products in the Territory (regardless of which party actually receives such recovery) shall be applied first in or toward satisfaction of all expenses borne by GRELAN and BIONUMERIK in connection with such Suit or other patent litigation. If any surplus remains it shall (i) be paid in full to BIONUMERIK if the Suit or other patent litigation is related to Venture Products BN or (2) be paid in full to GR-ELAN if the Suit or other patent litigation is related to Venture Products GR.

               (d) KI PHARMA shall give BIONUMERIK and GRELAN full and complete access to all information BIONUMERIK or GRELAN reasonably request related to the Suits.

         11. IMPROVEMENTS.

               11.1 BioNumerik Improvements Included. Following the Effective Date and during the term of this Agreement, without any further payment, BIONUMERIK shall promptly and fully disclose and grant (a) an exclusive royalty-free license to KI PHARMA to use any BioNumerik Improvements in the Territory for the purpose of development and commercialization of the Venture Products in the Territory in accordance of this Agreement, and (b) a non-exclusive royalty free license to GRELAN to use such Improvements in the Territory for the purpose of development of Venture Products in the Territory in accordance with this Agreement. In addition, BIONUMERIK hereby grants GRELAN effective as of the Effective Date (a) a non-exclusive, perpetual, fully paid-up royalty-free license, with the right to sublicense, to use all BioNumerik Improvements related only to Venture Products GR outside the Territory for the purpose of development and commercialization of such products outside the Territory, and (b) a nonexclusive, perpetual (but only after the expiration or termination of this Agreement), fully paid-up royaltyfree license, with the right to sublicense, to use such BioNumerik Improvements related only to Venture Products GR in the Territory for the purpose of development and commercialization of such products in the Territory.

               11.2. Grelan Improvements Included. Following the Effective Date and during the term of this Agreement, without any further payment, GRELAN shall promptly and fully disclose and grant an exclusive royalty-free license to KI PHARMA to use any Grelan Improvements in the Territory for the purpose of development and commercialization of Venture Products in the Territory in accordance with this Agreement. In addition, GRELAN hereby grants to BIONUMERIK effective as of the Effective Date (a) a non-exclusive, perpetual, fully paid-up royalty-free license, with the right to sublicense, to use all Grelan Improvements related only to Venture Products BN outside the Territory for the purpose of development and commercialization of such products outside the Territory and (b) a non-exclusive, perpetual (but only after the expiration or termination of this Agreement), fully paid-up royalty-free license, with the right to sublicense, to use such Grelan Improvements related only to Venture Products BN in the Territory for the purpose of development and commercialization of such products in the Territory.

               11.3. Joint Improvements. Any new intellectual property generated by KI PHARMA shall be jointly owned by BIONUMERIK and GRELAN on an equal basis. Each of BIONUMERIK and GRELAN hereby agrees to license its interest in such intellectual property in the manner provided in Sections 11.1 and 11.2.

               11.4. Sublicense of Improvements. The sublicense by KI PHARMA of the rights to any BioNumerik Improvements in the Territory shall require the written prior approval of BIONUMERIK, and the sublicense by KI PHARMA of the rights to any Grelan Improvements in the Territory shall require the written prior approval of GRELAN.

         12. TRADEMARKS AND TRADEMARK RIGHTS.

               12.1. KI PHARMA shall register and maintain the Trademarks for the benefit and at the expense of KI PHARMA for use in and association with Venture Products in the Territory. GRELAN agrees to assist in such registration, if requested by KI PHARMA or BIONUMERIK. KI PHARMA shall sell the Venture Products only under the Trademarks.

               12.2. GRELAN shall be the exclusive owner of all Trademarks and trademark registrations associated with Venture Products GR, and BIONUMERIK shall be the exclusive owner of all Trademarks and trademark registrations associated with Venture Products BN. GRELAN shall remain free to use and grant rights to the use of the Trademarks outside of the Territory with respect to Venture Products GR. BIONUMERIK shall remain free to use and grant rights to the use of the Trademarks outside of the Territory with respect to Venture Products BN.

               12.3. KI PHARMA shall maintain the quality control standards set forth by GRELAN and BIONUMERIK from time to time with respect to the Trademarks; and KI PHARMA will ensure that any Sublicensee using the Trademarks in the Territory shall be subject to similar standards of quality control.

         13. CONFIDENTIALITY.

               13.1. Confidential and Proprietary Information. Each party hereto acknowledges that in order for the parties to carry out their respective obligations under this Agreement, it may be necessary for the parties to disclose to each other certain Confidential Information. Each party hereto agrees:

                     13.1.1. To ensure that it does not reveal or make available to any third party any Confidential Information of any other party, except as such disclosure may be expressly authorized by this Agreement or otherwise specifically approved in writing by the party against whom such disclosure is sought and to ensure that it will treat such Confidential Information of each other party in the same manner as it treats its own Confidential Information, such treatment to be at least the degree that a reasonable person would perform under similar circumstances;

               13.1.2. To ensure that Affiliates, sublicensees, employees, agents, associates or other persons to whom such disclosure may be made or who may otherwise have access to such Confidential Information of any other party have agreed in writing to safeguard and maintain such Confidential Information of the other party or parties in confidence;

               13.1.3. To ensure that Confidential Information of the other party or parties is not used for the receiving party's benefit except as such benefits are expressly contemplated herein;

               13.1.4. To prohibit the Confidential Information of the other party or parties from being duplicated in any manner; except as is reasonably necessary to perform the tasks and obligations contemplated under this Agreement; and

               13.1.5. To prohibit the Confidential Information of the other party or parties from being published in any form without the express written consent of the disclosing party.

         13.2. Matters not Included as Confidential Information.
Notwithstanding anything herein to the contrary, the defined term "Confidential Information" and the obligations of nondisclosure, nonuse and confidentiality relating thereto shall not include any information or data which:

               13.2.1. Is or becomes known to the general public through no action or fault of the receiving party;

               13.2.2. Was already known to the receiving party prior to the date of disclosure hereunder, as evidenced by the written records of that party, without any obligation of confidentiality;

               13.2.3. Is or becomes known to the receiving party without any obligation of confidentiality from a third party having the right to disclose the same, and not having a confidential relationship with the disclosing party with respect thereto; or

               13.2.4. Is necessary for the receiving party or its Affiliates to disclose to a governmental authority or any agency thereof on a non-confidential basis, in order to pursue Government Regulatory Approvals or other regulatory approvals as contemplated by this Agreement or for other purposes related to the intent of this Agreement; provided, however, that the receiving party shall notify the disclosing party before disclosing such Confidential Information.

               13.3. Survival of Confidentiality. The obligations of this
Section 13 with respect to Confidential Information shall continue during the term of this Agreement and for 10 years after the termination or expiration of this Agreement.


         14. PROVISION FOR VENTURE FUNDING.

         GRELAN and BIONUMERIK shall provide KI PHARMA with reasonable funding in proportion to their ownership interest in KI PHARMA immediately before such funding so that KI PHARMA is adequately funded for its ongoing business and taxes. Such funding shall be provided or obtained in such form and in such manner as may be agreed between GRELAN and BIONUMERIK, but for the avoidance of doubt, may include contribution of additional capital, member loans or member guarantees for borrowing from third parties. [**].

         15. ACCOUNTING.

               KI PHARMA shall keep and shall cause its Sublicensees to keep written (English) records and reports relating to the transactions covered by this Agreement. As soon as practicable after the end of each fiscal year of KI PHARMA, and in any event within 60 days thereafter, KI PHARMA shall prepare or cause to be prepared, audited financial statements of KI PHARMA as of the end of and for such fiscal year, including balance sheets, statements of operations, and statements of cash flow, all of which will be prepared in accordance with generally accepted accounting principles consistently applied during the periods covered thereby and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of internationally recognized standing selected by KI PHARMA, BIONUMERIK, and GRELAN. As soon as practicable after the end of the first, second, and third quarterly accounting periods in each fiscal year of KI PHARMA and in any event within




[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

30 days thereafter, KI PHARMA shall prepare or cause to be prepared, a balance sheet of KI PHARMA as of the end of each such quarterly period, and statements or operations and statements of cash flow of KI PHARMA, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied during the periods covered thereby (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, and setting forth in each case the comparative figures for the previous fiscal year, all in reasonable detail. All such prepared documentation referred to herein will be provided by KI PHARMA to BIONUMERIK and GRELAN without charge. Upon the request of either BIONUMERIK or GRELAN, and on reasonable notice, KI PHARMA shall and shall cause its Affiliates and Sublicensees to permit, at the expense of the requesting party (BIONUMERIK or GRELAN, as the case may be), an independent certified public accountant reasonably acceptable to KI PHARMA and the requesting party, to have access during reasonable business hours to such records as may be necessary to (a) obtain any additional information and records as may be required to prepare audited financial information for KI PHARMA or as may be otherwise required to comply with financial reporting and disclosure requirements of such party, and
(b) determine the correctness of any fee or payment statements and actual payments made under this Agreement. Each of BIONUMERIK and GRELAN undertakes and agrees that neither BIONUMERIK nor GRELAN nor any certified public accountant selected by either of them pursuant to this Section shall disclose any information so obtained except as required by law or to the extent necessary to enforce this Agreement.

               16. USE OF NAMES. The parties hereto understand that each of BIONUMERIK, GRELAN, and KI PHARMA may disclose certain matters pertaining to this Agreement which may include the names of KI PHARMA, GRELAN and BIONUMERIK, and the subject matter of this Agreement, if and to the extent that such disclosure is required by the applicable securities laws or other applicable laws and regulations; provided, however, that if such disclosure is made in the form of public statements, whether oral or written, including, but not limited to, shareholder reports, communications with stock market analysts, press releases or other communications with the media, the disclosing party must obtain the prior written approval of the other parties (which approval shall not be unreasonably withheld) and further provided that no incorrect, exaggerated or misleading statements shall be disclosed.

         17. INDEMNIFICATION.


               17.1. BioNumerik Indemnification. BIONUMERIK agrees to defend, indemnify and hold harmless GRELAN and KI PHARMA from and against any and all
(a) product liability and related costs and expenses (including attorney fees) arising out of Venture Products BN supplied by BIONUMERIK and (b) all other claims, damages or costs, including attorney fees, arising out of manufacturing defects of any Venture Products supplied by BIONUMERIK, or the negligence, failure to follow established good manufacturing practices or International Conference on Harmonization (ICH) guidelines, or non-compliance with applicable laws and regulations in the Territory on the part of BIONUMERIK.

               17.2. Grelan Indemnification. GRELAN agrees to defend, indemnify and hold harmless BIONUMERIK and KI PHARMA from and against any and all (a) product liability and related costs and expenses (including attorney fees) arising out of Venture Products GR supplied by GRELAN and (b) all other claims, damages or costs, including attorney fees, arising out of manufacturing defects of any Venture Products supplied by GRELAN, or the negligence, failure to follow established good manufacturing practices or ICH guidelines, or non-compliance with applicable laws and regulations in the Territory on the part of GRELAN.

               17.3. KI Pharma Indemnification. Notwithstanding the provisions of Sections 17.1 and 17.2, KI PHARMA shall defend, indemnify and hold harmless BIONUMERIK and GRELAN from and against any and all third party related claims, damages or costs including attorney fees arising out of the failure by KI PHARMA to distribute the Venture Products manufactured by BIONUMERIK or GRELAN in accordance with applicable legal and regulatory requirements, the negligence of KI PHARMA with respect to the Venture Products, or the non-compliance by KI PHARMA with applicable laws and regulations in the Territory.

         18. DURATION AND TERMINATION OF AGREEMENT.

               18.1 Duration.

                  18.1.1(a) Unless otherwise terminated as set forth below, this Agreement shall terminate upon the earlier to occur of (i) such time following commercialization of the Venture Products, that Venture Products are no longer being sold and/or distributed by KI PHARMA or its Sublicensees in the Territory and (ii) 25 years after the effective date hereof.

                  18.1.1(b) This Agreement shall also immediately terminate if the Effective Date does not occur within three months after the date of this Agreement. In the event of termination pursuant to this Section 18.1.1(b), the obligations and rights of the parties under this Agreement shall terminate, except that the confidentiality obligations under Section 13 shall survive and continue, and the rights and obligations under Section 17 and Section 22.12 shall survive and continue.

               18.2 Termination.

                  18.2.1. The parties hereto shall be able to terminate this Agreement in the following events: (a) If a party to this Agreement shall materially breach, materially default or otherwise materially fail to perform under the terms of this Agreement or the Operating Agreement or any material representation or warranty made by such party herein proves to have been incorrect or misleading in any material respect when made, the other party or parties may terminate this Agreement by giving 60 days advance written notice, unless the breach, default or failure is cured within such notice period.

                          (b) If GRELAN or BIONUMERIK shall become bankrupt or
insolvent or any proceeding is commenced to place its business in the hands of a receiver, assignee or trustee in bankruptcy, or any proceeding is commenced for company reorganization (kaisha kosei), arrangement (seiri), civil rehabilitation (minjisaisei), dissolution (kaisan) and liquidation (seisan), whether voluntarily or otherwise, and such proceedings are not dismissed within ninety
(90) days of the commencement of any such proceeding, then the party that is not bankrupt, insolvent or subject to such proceeding may terminate this Agreement upon 30 days advance written notice.

                   (c) If, following the Effective Date, KI PHARMA is dissolved, either GRELAN or BIONUMERIK may terminate this Agreement upon 30 days advance written notice.

                   (d) If a third party Competitor (defined below) acquires a Controlling Interest (defined below) in GRELAN, then BIONUMERIK may terminate this Agreement by giving 60 days advance written notice.

                   (e) If a third party Competitor (defined below) acquires a Controlling Interest (defined below) in BIONUMERIK, then GRELAN may terminate this Agreement by giving 60 days advance written notice.

                   (f) For purposes hereof, "Competitor" shall mean a [**].

                   (g) For purposes hereof, "Controlling Interest" shall mean
(a) the ownership, whether directly or indirectly, of a majority of the voting stock or equity interests, or substantially all of the assets or business of a party, or (b) the ability, whether directly or indirectly, to appoint a majority of the directors or other governing body of a party.

               18.3. Effect of Expiration or Termination. Termination is not the sole remedy under this Agreement and termination of this Agreement for any reason or the expiration of this Agreement shall not affect obligations or rights of any party incurred or accrued prior to such termination or expiration. The termination of this Agreement shall not affect the right of any party to recover damages from any breach of this Agreement.






[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                  18.3.1 In the event of the expiration of this Agreement pursuant to Section 18.1.1(a), or in the event of a valid termination of this Agreement by either GRELAN or BIONUMERIK pursuant to Section 18.2.1 (c) or by KI PHARMA pursuant to Section 18.2.1(a), the obligations and rights of the parties under this Agreement shall terminate, except that the confidentiality obligations under Section 13 shall survive and continue, the ownership and the rights granted under Section 6.2.2 with respect to the Data and Results resulting or obtained prior to such expiration or termination shall survive and continue, the perpetual rights granted under Section 11 with respect to the Improvements and KI PHARMA's new intellectual property resulting or obtained prior to the expiration or termination shall survive and continue, and the rights and obligations under Section 17 and Section 22.12 shall survive and continue.

                  18.3.2 In the event of a valid termination of this Agreement by GRELAN pursuant to Section 18.2.1(a), Section 18.2.1(b), or Section 18.2.1(e), then notwithstanding any provisions contrary to this Section 18.3.2,
(i) all licenses granted hereunder (whether contingent or perpetual) to the Venture Products GR, and to the Grelan Improvements, Grelan Patent Rights, and Know-How provided by GRELAN shall terminate, (ii) all licenses granted hereunder (whether contingent or perpetual) to the Venture Products BN, and to the BioNumerik Improvements, BioNumerik Patent Rights, and Know-How provided by BIONUMERIK shall survive and continue without being affected, except that any such licenses which are stated to be exclusive shall become non-exclusive after such termination and the amounts of Upfront Payment and Royalties payable by KI PHARMA for such products shall be reasonably adjusted as may be agreed to by the parties hereto in good faith, and (iii) all rights, title and interest in the Venture Products GR shall revert to GRELAN. For the avoidance of doubt, GRELAN and BIONUMERIK shall retain the right to use the Data and Results as provided in
Section 6.2.2.

                  18.3.3. In the event of a valid termination of this Agreement by BIONUMERIK pursuant to Section 18.2.1(a), Section 18.2.1(b), or Section 18.2.1(d), then notwithstanding any provisions contrary to this Section 18.3.3,
(i) all licenses granted hereunder (whether contingent or perpetual) to the Venture Products BN, and to the BioNumerik Improvements, BioNumerik Patent Rights, and Know-How provided by BIONUMERIK shall terminate, (ii) all licenses granted hereunder (whether contingent or perpetual) to the Venture Products GR, and to the Grelan Improvements, Grelan Patent Rights, and Know-How provided by GRELAN shall survive and continue without being affected, except that any such licenses which are stated to be exclusive shall become non-exclusive after such termination and the amounts of Up-front Payment and Royalties payable by KI PHARMA for such products shall be reasonably adjusted as may be agreed to by the parties hereto in good faith, and (iii) all rights, title and interest in the

Venture Products BN shall revert to BIONUMERIK. For the avoidance of doubt, BIONUMERIK and GRELAN shall retain the right to use the Data and Results as provided in Section 6.2.2.

         19. BIONUMERIK REPRESENTATIONS & WARRANTIES.

               19.1 Due Organization and Authority. BIONUMERIK represents and warrants: (i) that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement; (ii) that the execution, delivery and performance of this Agreement by BIONUMERIK shall not require the consent of any third party (other than any shareholder consents to be obtained prior to the Effective Date), and shall not cause a breach or violation under any fiduciary, contractual, statutory or judicial obligation or restraint to which BIONUMERIK is subject or bound; (iii) that the person executing this Agreement on behalf of BIONUMERIK is duly authorized to do so to bind the corporation, and (iv) that attached hereto as Attachment F are audited Financial Statements of BIONUMERIK at and for the year ended March 31, 2000, which Financial Statements are true and correct in all material respects.

               19.2 Safety of Product(s). BIONUMERIK represents and warrants that it has not received any notification of, and has no knowledge that there is now pending or that there have been any United States judicial or administrative orders to ban the development or use of any Venture Products BN and that BIONUMERIK has no knowledge of any adverse reactions or test results encountered or discovered regarding the use of any Venture Products BN which would render such products unsuitable or unsafe for the purpose contemplated by this Agreement, that have not been disclosed to GRELAN.

                19.3 No Pending Action Against BioNumerik. BIONUMERIK represents and warrants that to its knowledge there is no action or proceeding pending against BIONUMERIK relating to the Venture Products BN, and to its knowledge there is no basis for or threat of any action or proceeding relating to the Venture Products BN, which might result in a material adverse change in the business or financial condition of BIONUMERIK which could adversely affect the rights of GRELAN and KI PHARMA under this Agreement or the development of the Venture Products.

         20. GRELAN REPRESENTATIONS AND WARRANTIES.

               20.1 Due Organization and Authority. GRELAN represents and warrants: (i) that it is a corporation duly organized, validly existing and in good standing under the laws of Japan and has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement;
(ii) that the execution, delivery and performance of this Agreement by GR-ELAN shall not require the consent of any third party and shall not cause a breach or violation under any fiduciary, contractual, statutory or judicial obligation or restraint to which GRELAN is subject or bound; and (iii) that the person executing this Agreement on behalf of GRELAN is duly authorized to do so to bind GRELAN.

               20.2 Safety of Product(s). GRELAN represents and warrants that it has not received any notification of, and has no knowledge that there is now pending or that there have been any Japan judicial or administrative orders to ban the development or use of any Venture Products GR and that GRELAN has no knowledge of any adverse reactions or test results encountered or discovered regarding the use of any Venture Products GR which would render such products unsuitable or unsafe for the purpose contemplated by this Agreement, which have not been disclosed to BIONUMERIK.

               20.3 No Pending Action Against Grelan. GRELAN represents and warrants that to its knowledge there is no action or proceeding pending against GRELAN relating to the Venture Products GR, and to its knowledge there is no basis for or threat of any action or proceeding relating to the Venture Products GR, which might result in a material adverse change in the business or financial condition of GRELAN which could adversely affect the rights of BIONUMERIK or KI PHARMA under this Agreement or the development of the Venture Products.


         21. ASSIGNMENTS.

               21.1 Assignment Restrictions. Subject to Sections 21.2 and 21.3 below and excluding the sublicense rights expressly granted herein, no party shall have the right to assign or delegate this Agreement, or any of its rights or obligations under this Agreement without the express written consent of the other parties, such consent not to be unreasonably withheld, and said assignment or delegation without such consent shall be null and void for all purposes.

               21.2 Sale of Business. BIONUMERIK or GRELAN may assign its entire interest in this Agreement to a third party other than a Competitor; provided that (i) such assignment is part of the sale of all or substantially all of the assignor's business related to the Venture Products; (ii) the ownership in all Know-How, Patent Rights, Improvements and Trademarks of the assignor and all interest of the assignor in KI PHARMA are assigned to such third party simultaneously and are subject to any additional obligations contained in the Operating Agreement; (iii) notice of any contemplated assignment is given to the other party not less than 60 days prior to the effectiveness thereof; (iv) following receipt of such notice, the assignor, if requested by the other party and such assignment is contemplated to be made to a Competitor of the other party, negotiates in good faith with the other party for a period of 40 days with a view to finding a mutually satisfactory solution; and (v) the assignor delivers to the other party a copy of the instrument, duly executed by the parties thereto, effecting such assignment and affirming a complete assumption by the assignee of the obligations of the assignor hereunder and a recognition of the rights of the other party.

               21.3 Assignment to Affiliates. This Agreement and the rights and obligations hereunder shall be assignable, in whole or in part, by BIONUMERIK, without consent of GRELAN or KI PHARMA, to one or more Affiliates that is not a Competitor of GRELAN or KI PHARMA and who shall affirm to GRELAN and KI PHARMA a complete assumption of the obligations assigned; provided that BIONUMERIK shall guarantee the performance by such Affiliates) of such obligations. This Agreement and the rights and obligations hereunder shall be assignable, in whole or in part, by GRELAN, without consent of BIONUMERIK or KI PHARMA, to one or more Affiliates that is not a Competitor of BIONUMERIK or KI PHARMA and who shall affirm to BIONUMERIK and KI PHARMA a complete assumption of the obligations assigned; provided that GRELAN shall guarantee the performance by such Affiliates) of such obligations.


         22. MISCELLANEOUS.

               22.1 Regulatory Communications. Each party agrees to notify the other parties immediately by telephone (with prompt written follow-up in English) of any inquiry, contact or communication received from any governmental regulatory agency or other official body which materially and adversely relates to or impacts upon the Venture Products or any component or ingredient thereof, and will promptly furnish the other parties with copies of all written communications relating thereto sent to or received from said regulatory agency.

               22.2 Adverse Events. Each party shall promptly inform the other parties in writing of any material side effects or adverse events, conditions or reactions encountered by or reported to them in connection with the Venture Products which could in any significant way render any of the Venture Products or any of the components thereof unsafe or unfit.

               22.3 Liability Insurance. KI PHARMA will maintain liability insurance in amounts that are appropriate to protect against liabilities arising in connection with the Venture Products in the Territory. GRELAN shall be responsible for reimbursing KI PHARMA or otherwise bearing the cost of such insurance with respect to each Venture Product until the time that such product receives marketing approval in the Territory. After such time, the cost of such insurance for an approved product in the Territory shall be paid 50% by GRELAN and 50% by BIONUMERIK.

               22.4 Litigation. KI PHARMA will bear the costs of all non-patent litigation relating to KI PHARMA and the Venture Products. GRELAN and BIONUMERIK will each be responsible for reimbursing KI PHARMA or otherwise bearing the cost of 50% of such litigation costs. KI PHARMA will advise BIONUMERIK with respect to litigation strategies and operations in the Territory.

               22.5 Auditors. The auditors of KI PHARMA will be Ernst & Young or another internationally recognized accounting firm approved by KI PHARMA, GRELAN and BIONUMERIK. The audit report of the auditors will be in English. Each of GRELAN and BIONUMERIK may select an additional accounting or auditing firm to review the books and records of KI PHARMA, and all associated costs for such additional firm will be paid by the party selecting it.

               22.6 Marketing Analysis and Reports. KI PHARMA and/or GRELAN shall provide such reports and analyses as BIONUMERIK may reasonably request containing English translations describing the market for and performance of the Venture Products in the Territory, the market position and promotion of the Venture Products in the Territory, competitive product information including pricing and promotional information, and physician and consumer acceptance of the Venture Products developed or obtained by KI PHARMA and/or GRELAN which could affect the Venture Products in the Territory or generally. To assist in the distribution of Venture Products in the Territory, KI PHARMA and/or GRELAN shall regularly provide BIONUMERIK with information and data which will enable BIONUMERIK to have a complete understanding of the general and specific markets relating to the sale of Venture Products in the Territory.

               22.7 Notice / Reports. Any reports, notices or other communications required or permitted to be given by any party hereto will be given in writing by personal delivery, courier service or facsimile, or by registered or certified air mail, postage prepaid, return receipt requested, addressed to each respective party at the address shown below.

                           If to BIONUMERIK:

                           BioNumerik Pharmaceuticals, Inc.
                           8122 Datapoint Drive, Suite 1250
                           San Antonio, Texas 78229
                           Attn: Frederick H. Hausheer, M.D.
                           Facsimile No.: (210) 614-0643

                           If to GRELAN:

                           Grelan Pharmaceutical Co., Ltd.
                           Ogura Bldg. 5F
                           Nihonbashi Kobunacho 6-6
                           Chuo-ku, Tokyo 103-0024
                           Japan
                           Attn: Hashime Kanazawa, Ph.D.
                           Facsimile No. (81) 3-3281-5980

or to such other address as any party may indicate by proper notice to the other parties in the same manner as provided herein; provided, however, that the notices and opinions referred to in or required under Sections 10 and 18 shall be given by personal delivery, courier service or registered or certified airmail as mentioned above. All notices are deemed effective on the date of receipt or, if delivery is not accepted, five (5) days after placement with the addressee, an overnight courier service or a post office, as applicable.

               22.8 Severability. Should any provision of this Agreement be held to be invalid, unenforceable, or against public policy, the remaining provisions hereof shall not be affected thereby. In such event, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be invalid, unenforceable or against public policy.

               22.9 Counterparts. This Agreement may be executed in several counterparts, each of which will be an original, but all of which, when taken together, will constitute one and the same instrument.

                22.10 Warranty Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 19 AND 20, NEITHER BIONUMERIK NOR GRELAN MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH OF BIONUMERIK AND GRELAN HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. THE PARTIES UNDERSTAND AND AGREE THAT DEVELOPMENT AND COMMERCIALIZATION OF THE VENTURE PRODUCTS WILL INVOLVE APPROVAL BY REGULATORY AUTHORITIES AND THAT NO PARTY IS GUARANTEEING THE SAFETY, EFFICACY, MANUFACTURE OR REGULATORY APPROVAL OF ANY VENTURE PRODUCTS.


               22.11 Force Majeure.

                     22.11.1. Except for the payment of money, no failure or omission by the parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor create any liability, if the same arises as a result of force majeure, i.e., any cause or causes beyond the control of the parties, including, but not limited to the following, which for the purposes of this Agreement, shall be regarded as beyond the control of the party in question: acts of God; acts, omissions, rules, regulations, or orders of any governmental authority or any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; acts of the public enemy; war; rebellion; insurrection; riot; invasion; strikes, lockouts or shortages of raw materials or other supplies.

                     22.11.2. In the event of such cause intervening, such excuse of performance shall be only to the extent that such non-performance is beyond the reasonable control of the party bound by such covenant or obligation; and the party so affected shall use its best efforts to eliminate or cure or overcome any of such causes and to resume performance of its covenants and obligations with all possible speed.

               22.12. Arbitration. All disputes, controversies or differences which may arise among the parties, out of or in relation to or in connection with this Agreement or the Operating Agreement, or the breach thereof, shall be finally settled by arbitration, by the American Arbitration Association in Honolulu, Hawaii, U.S.A., by a panel of three (3) arbitrators in accordance with the then current American Arbitration Association International
Arbitration Rules, provided that the arbitrators will first render a preliminary decision setting forth their grounds for decision and providing at least thirty
(30) days for each of the parties to respond. The parties hereto expressly waive any right to appeal such decision or to challenge the decision in any court. Judgment thereof may be entered in any court of competent jurisdiction in the United States or Japan. This clause shall not be used to prohibit the right of any party to seek injunctive relief in appropriate circumstances.

               22.13 Export Controls. The parties agree to abide by the United States and Japanese laws and regulations governing exports of the Venture Products or any other technology developed or disclosed as a result of this Agreement. The parties acknowledge that any performance under this Agreement is subject to any restrictions which may be imposed by the United States and Japanese laws and regulations governing exports. Each party agrees to provide the other parties with any assistance, including written assurances, which may be required by a competent governmental authority and by applicable laws and regulation as a precondition for any disclosure of technology by the other parties under the terms of this Agreement. In addition, the parties hereto agree to take all actions as may reasonably be required to assure compliance with all applicable requirements of the U.S. Foreign Corrupt Practices Act.

               22.14 Construction / Jurisdiction / Official Language. This Agreement shall be construed in accordance with the laws of the State of Texas, U.S.A. Subject to the arbitration provisions contained in Section 22.12, each party hereto hereby irrevocably consents and submits to the jurisdiction of the Courts of the State of Texas and of the United States of America for all purposes in connection with any proceeding which arises out of or relates to this Agreement. English shall be the official language of this Agreement and any related agreement provided for hereunder and all communications between the parties hereto shall be conducted in that language. Each party recognizes that the parties hereto grant no licenses, by implication or otherwise, except for the licenses expressly set forth in this Agreement. GRELAN agrees to promptly provide BIONUMERIK with written English translations of (a) all material reports, financial statements, and documents relating to the Venture Products or this Agreement that are in Japanese and (b) other documents that are in Japanese and relate to the Venture Products or this Agreement as may be reasonably requested by BIONUMERIK.

               23. ENTIRE AGREEMENT. This Agreement comprises the entire understanding and Agreement of the parties hereto with respect to the specific subject matter of this Agreement, and supersedes all prior agreements or understandings, written or oral, between the parties hereto with respect to the specific subject matter of this Agreement. In addition, and except as otherwise expressly provided herein, those obligations under the existing confidentiality agreements, materials transfer agreements, stock purchase agreements, and related agreements between and among BIONUMERIK and GRELAN, and in certain cases certain third parties, shall continue in full force and effect in accordance with their terms. This Agreement may not be amended except by a written instrument signed by GRELAN and BIONUMERIK.

               24. CAPTIONS. The captions used in this Agreement are for purposes of clarification only and are not meant to be construed as part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

GRELAN PHARMACEUTICAL CO., LTD.                        BIONUMERIK PHARMACEUTICALS, INC.


By:                                                    By:
   ---------------------------------------                ---------------------------------------
       Hashime Kanazawa, Ph.D.                                Frederick H. Hausheer, M.D.
       C.O.O. & Vice President - Director                     Chairman & Chief Executive Officer

Date:  30th Aug. 2000                                  Date:  30th Aug. 2000

                                 ATTACHMENT A-1

         [**]









[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                 ATTACHMENT A-2

         [**]









[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                 ATTACHMENT A-3

         [**]





[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                 ATTACHMENT A-4

         [**]








[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                 ATTACHMENT A-5

         [**]







[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                    CONFIDENTIAL


                                 ATTACHMENT B-1


         [**]









[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                    CONFIDENTIAL


                                 ATTACHMENT B-2


         [**]






[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  ATTACHMENT C


                                                                    CONFIDENTIAL


         [**]






[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  ATTACHMENT D

         [**]








[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                  ATTACHMENT E





         [**]





[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                               CONFIDENTIAL
                                                                 (Grelan's part)




                                  ATTACHMENT E

         [**]






[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                 ATTACHMENT F



                           [INTENTIONALLY OMITTED]

                                 ATTACHMENT G


                           [INTENTIONALLY OMITTED]